SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event

reported): December 13, 2005

OCTEL CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-13879	98-0181725
(State or other jurisdictions of Incorporation)	Commission File Number	(I.R.S. employer identification number)

Octel Corp., Oil Sites Road, PO Box 17, Ellesmere Port, Cheshire United Kingdom	CH65 4HF
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: 011 - 44 -151- 355 - 3611

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

By a press release dated December 19, 2005, Octel Corp. (“Octel”) announced that it has completed its planned debt refinancing and entered into a three and a half year facilities agreement consisting of a $100,000,000 term loan and $67,143,000 revolving credit facility. The loan is fully syndicated. The press release, the amendment agreement and the facilities agreement are filed as Exhibits 10.1, 10.2 and 99.1 respectively to this report on Form 8-K and are incorporated herein by reference.

On December 13, 2001, Octel entered into an Amendment and Restatement Agreement (the “Amendment”) relating to amending the Facility Agreement originally dated October 29, 2001 (as amended, the “Original Facility”). The Amendment restates the original agreement (the “Restatement”). The Amendment and Restatement provides facilities from a syndicate of lenders, for which Lloyds TSB Bank Plc acts as agent. The amended facilities provide for an aggregate commitment of $167.143 million, comprising a Tranche A term loan facility of $100 million, and a Tranche B revolving credit facility of $67.143 million. The Amendment and Restatement also contains a provision whereby Octel can increase the aggregate amount of the facilities by up to $200 million by adding to the revolving credit facility. A decision by Octel to increase the amount of the facility would require the introduction of one or more new providers of funding to the syndicate on terms to be agreed.

The term loan is repayable as follows: $10,000,000 is due on July 31, 2006; $15,000,000 on January 31, 2007; $20,000,000 on January 31, 2008; and the balance on the date falling three and one-half years from signing (December 13, 2005). The revolving credit facility is repayable in its entirety on the date falling three and one-half years from signing. Both the term loan and revolving credit facility may be extended at the end of the first and second year of the facility for an additional three and one-half years subject to the consent of all the lenders.

The information contained in this Item 1.01, including the attached Exhibits 99.1 and 10.1, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933.

The foregoing description of the Amendment and Restatement is not complete and is qualified in its entirety by reference to the Amendment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference. Also, the Company’s press release dated December 19, 2005, is furnished as Exhibit 99.1 and incorporated by reference in this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

(a) The information provided in Item 1.01 of this Current Report is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits:

10.1	Amendment and Restatement Agreement dated December 13, 2005.

10.2	Facilities Agreement dated October 29, 2001 as amended on December, 21 2001; March 18, 2002; March 27, 2003 and amended and restated on January 30, 2004, August 31, 2004 and December 13, 2005.

99.1	Press Release, dated December 19, 2005, announcing the completion of Octel Corp.’s debt refinancing and the entry into a three and a half year facility agreement consisting of a $100,000,000 term loan and $67,143,000 revolving credit facility.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCTEL CORP.

By:	/S/ ANDREW HARTLEY
Name:	Andrew Hartley
Title:	General Counsel and Corporate Secretary

Date: December 19, 2005

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EXHIBIT INDEX

Exhibit Number
10.1	Amendment and Restatement Agreement dated December 13, 2005.

10.2	Facilities Agreement dated October 29, 2001 as amended on December 21, 2001; March 18, 2002; March 27, 2003 and amended and restated on January 30, 2004, August 31, 2004 and December 13, 2005.

99.1	Press Release, dated December 19, 2005, announcing the completion of Octel Corp.’s debt refinancing and the entry into a three and a half year facility agreement consisting of a $100,000,000 term loan and $67,143,000 revolving credit facility.